UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015 (March 24, 2015)

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33762	87-0528557
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500,

Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement

On March 24, 2015, inContact, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale of $100 million in aggregate principal amount of 2.50% Convertible Senior Notes due 2022 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Notes. On March 26, 2015, the Initial Purchasers exercised their option in full with respect to the additional Notes. The Notes bear interest at a rate of 2.50% per year on the principal amount, accruing from March 30, 2015. Interest is payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2015. The Notes will mature on April 1, 2022 (the “Maturity Date”), subject to earlier repurchase, redemption or conversion.

The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The net proceeds from the sale of the Notes is expected to be approximately $111.2 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company will use approximately $22.7 million of the net proceeds to retire approximately $11.7 million of term loans and capital lease obligations and to repay $11.0 million of outstanding draws on its secured revolving credit facility, which will result in $15.0 million of future capacity available under that revolving credit facility. The remaining $88.5 million will be used for general corporate purposes.

The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture dated as of March 30, 2015 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes are convertible into shares of the Company’s common stock at an initial conversion rate of 70.2790 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $14.23 per share of common stock, subject to adjustment in certain circumstances. The initial conversion price represents a premium of approximately 35% above the last reported sale price of the common stock on the NASDAQ Capital Market of $10.54 per share on March 24, 2015. The conversion rate and the corresponding conversion price will be subject to adjustment in certain circumstances described in the Indenture.

Upon the occurrence of specified events set forth in the Indenture, the Notes can be converted to common stock by the holders at any time prior to the close of business on the business day immediately preceding October 1, 2021. In addition, holders may convert their notes at any time on or after October 1, 2021 until the close of business on the business day immediately preceding the Maturity Date. Upon conversion, the Company may satisfy the conversion obligation by delivering cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, in certain circumstances, the Company may be required to increase the conversion rate for any Notes converted in connection with a make-whole fundamental change (as defined in the Indenture).

The Company may not redeem the Notes prior to April 1, 2019. On and after April 1, 2019, and prior to the Maturity Date, the Company may redeem for cash all, but not less than all, of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days, whether or not consecutive, during the 30 consecutive trading day period ending on the trading day immediately preceding the date the Company delivers notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if the Company calls the Notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes after the Company delivers a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and form of Note contained herein is qualified in its entirety by reference to the Indenture and the form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. As described in Item 1.01 above, the Initial Purchasers are offering and selling the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Notes may be convertible into cash, shares of the common stock, or a combination thereof, as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture between inContact, Inc., and Wells Fargo Bank, National Association, dated as of March 30, 2015.

4.2	Form of Note for inContact, Inc.’s 2.50% Convertible Senior Notes due 2022 (incorporated by this reference to Exhibit 4.1 hereto).

10.1	Purchase Agreement by and among inContact, Inc., Jefferies LLC and Jefferies LLC (as Representative of the Initial Purchasers) dated as of March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: March 30, 2015	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

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